UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 9, 2015

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Long-Term Incentive Awards

On July 9, 2015, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Radian Group Inc. (the “Company”) granted annual long-term incentive awards to the Company’s executive officers, including its named executive officers (the “2015 LTI Awards”).

All of the 2015 LTI Awards granted by the Company, including those awarded to the named executive officers as described in more detail below, were granted under the Company’s 2014 Equity Compensation Plan and will be settled in shares of the Company’s common stock.

The 2015 LTI Awards consist of: (1) stock-settled performance based restricted stock units (“Performance Based RSUs”), and (2) performance based non-qualified stock options (“Performance Based Options”). For each of the named executive officers, the Performance Based RSUs and Performance Based Options represent 75% and 25%, respectively, of the total value of his/her 2015 LTI Award.  For 2015, the Committee granted long-term incentive awards to the named executive officers that on average were approximately 10% less in grant date fair value than both the awards granted to the same named executive officers in 2014 and such named executive officers’ target long-term incentive compensation for 2015.

2015 Performance Based RSU Awards

The Committee granted a Performance Based RSU award to each of the Company’s named executive officers in the following target amounts: Mr. Ibrahim – 119,940 RSUs; Mr. Hall – 19,040 RSUs; Ms. Bazemore – 38,080 RSUs; Mr. Brummer – 21,900 RSUs; and Mr. Hoffman – 19,040 RSUs.

The Performance Based RSU awards generally vest on July 9, 2018, upon the conclusion of a three year performance period. As further described below, at the end of the performance period, each named executive officer will be entitled to receive a number of RSUs (from 0 to 200% of his/her target Performance Based RSU award) based on the Company’s absolute and relative total stockholder return (“TSR”) over the three year performance period, subject to a maximum cap (the “Maximum Cap”) of 6 times the value of his/her award on the grant date. Each vested Performance Based RSU will be payable in one share of common stock, subject to the Maximum Cap.  In addition, for the 2015 Performance Based RSUs, the Committee instituted a one-year, post-vesting holding period for the Performance Based RSUs, such that the vested Performance Based RSU will not be convertible into shares (other than such shares withheld to pay taxes due at vesting) until the one-year anniversary following the vesting date of the Performance Based RSUs. However, the post-vesting holding period will not apply in certain circumstances, such as the named executive officer's death or disability.

The Company’s absolute TSR will be determined based on the change in market value of the Company’s common stock during the performance period, as measured by comparing (x) the average closing price of the Company’s common stock on the NYSE for the 20 consecutive trading days preceding and including July 9, 2015 and (y) the average closing price for the 20 consecutive trading days preceding and including the last day of the performance period. The Company’s relative TSR will be measured against the median TSR of a peer group consisting of the companies listed on the NASDAQ Financial-100 Index and MGIC Investment Corporation, NMI Holdings Inc. and Essent Group Ltd. (collectively, the “Peer Group”).

The payout for the Performance Based RSU awards will be determined based on an analysis of both the Company’s relative TSR and absolute TSR, beginning with an assessment of Company’s relative TSR. The Company’s TSR initially will be compared to the median TSR of the companies included in the Peer Group (the “Median Peer Group TSR”). The starting point for the payout determination (the “Relative Payout Percentage”) will be 100% of target. For every 1% that the Company’s TSR exceeds the Median Peer Group TSR, the Relative Payout Percentage will increase by 2 percentage points above 100% of target. For every 1% that the Company’s TSR is below the Median Peer Group TSR, the Relative Payout Percentage will decrease by 3 percentage points below 100% of target.

Once the Relative Payout Percentage has been determined, the actual payout percentage under the Performance Based RSU award (the “Final Payout Percentage”) will be subject to three absolute TSR hurdles (the “Absolute TSR Hurdles”) that are intended to ensure that regardless of the Company’s performance against the Peer Group, the Final Payout Percentage remains correlated to the Company’s stock price performance over the performance period.  The Absolute TSR Hurdles will impact the Final Payout Percentage as follows:

  The Final Payout Percentage will be capped at 125% if the Company fails to achieve an absolute TSR of at least 25%;
  The Final Payout Percentage will be capped at 50% if the Company’s absolute TSR is negative; and
  The Final Payout Percentage will be 0% if (1) the Company’s absolute TSR is negative 25% or lower, and (2) the Company’s TSR does not equal or exceed the Median Peer Group TSR.

The Performance Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the Performance Based RSUs will become payable at target upon the vesting of the awards on July 9, 2018, provided that the executive officer remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based RSUs will become fully vested and payable at target upon such termination (or the date of the change of control, if later).

If the named executive officer retires before the end of the three year performance period, the award will remain outstanding and will vest at the end of the performance period to the extent that the performance criteria discussed above have been satisfied (or will vest at the target level in the event of a change of control) and generally will become payable subject to the one year holding period discussed above.  Additionally, the Performance Based RSUs will become fully vested and payable at target in the event of a named executive officer’s death or disability.

The Performance Based RSUs also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers for a period of twelve (12) months (the “Restricted Period”) following termination of the executive officer’s employment for any reason.

2015 Performance Based Stock Option Awards

The Committee granted Performance Based Options to each of the named executive officers in the following amounts: Mr. Ibrahim – 48,090 Performance Based Options; Mr. Hall – 7,640 Performance Based Options; Ms. Bazemore – 15,270 Performance Based Options; Mr. Brummer – 8,780 Performance Based Options; and Mr. Hoffman – 7,640 Performance Based Options.

Each Performance Based Option has a per share exercise price of $18.42 (the closing price of the Company’s common stock on the NYSE on the date of grant), and a ten-year term, with 50% of the award vesting on or after the third anniversary of the grant date (i.e., July 9, 2018) and the remaining 50% of the award vesting on or after the fourth anniversary of the grant date (i.e., July 9, 2019); provided, however, that the Performance Based Options will vest only if the closing price of the Company’s common stock on the NYSE exceeds $23.03 (125% of the Performance Based Option exercise price) for ten consecutive trading days ending on or after third anniversary of the grant date (the “Stock Price Vesting Hurdle”).

The Performance Based Options provide for “double trigger” vesting in the event of a change of control. Except as provided below, upon a change of control, the Performance Based Options will continue to vest 50% on the third and fourth anniversaries of the grant date, regardless of whether the Stock Price Vesting Hurdle has been satisfied, as long as the named executive remains employed by the Company through such date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Performance Based Options will become fully vested and exercisable upon such termination (or the date of the change of control, if later).

The Performance Based Options also include a provision that prohibits the executive officer from competing with the Company and from soliciting the Company’s employees or customers during the Restricted Period following termination of the executive officer’s employment for any reason.

Additionally, the Performance Based Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. However, if Mr. Ibrahim retires before the Performance Based Options are otherwise exercisable, his Performance Based Options will remain outstanding and become exercisable in accordance with the three and four year vesting schedule and the Stock Price Vesting Hurdle for such Performance Based Options, or as provided above in the event of a change of control.

The foregoing summary of the 2015 LTI Awards is not a complete description of all of the terms and conditions of the Performance Based RSU awards and the Performance Based Options and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	July 15, 2015	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary